UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	First Majestic Silver Corp.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-08-28
Reporting Entity ESTMA Identification Number	E313966		Original Submission		Report Version
			Amended Report		2
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	David Soares				Date	2025-08-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico	Tax Administration Service	26,220,000	7,370,000	100,000					29,930,000	Payments related to income taxes, 0.5% extraordinary mining duty(Royalties), and "MAP" (Fees).
Mexico	Government of Mexico	Economy Secretary			8,220,000					8,220,000	Payments related to mining concessions (Fees).
Switzerland	Canton of Zurich	Cantonal Tax Office Zurich	920,000							920,000	Payments related to state taxes.
Mexico	Government of Mexico	National Water Commission			900,000					900,000	Payments related to water rights.
United States of America	Government of the United States of America	Bureau of Land Management			890,000					890,000	Payments related to land claims.
United States of America	Elko County	Elko County Treasurer	720,000							720,000	Payments related to property taxes.
Mexico	Government of Mexico	Secretary of Finance and Administration			520,000					520,000	Payments related to vehicles and property taxes
Mexico	Municipality of Banamichi				310,000					310,000	Payments related to property taxes.
United States of America	State of Nevada	Nevada Department of Environmental Protection			220,000					220,000	Payments related to environmental permits.
United States of America	State of Nevada	Nevada Division of Water Resources			120,000					120,000	Payments for water rights.
Mexico	Municipality of San Dimas								120,000	120,000	Payments to community for land and infrastructure improvements.
Mexico	Municipality of Ocampo				110,000					110,000	Payments related to Mine Safety and Health and Internal Revenue Services fees.
Mexico	Government of Mexico	Energy Regulatory Commission			80,000					80,000	Payments related to city taxes.
United States of America	State of Nevada	Nevada Division of Taxation	80,000							80,000	Payments related to mining royalties.
United States of America	Elko County	Elko County Recorders Office			50,000					50,000	Payments related to mineral claims.
United States of America	State of Nevada	Nevada Department of Wildlife			40,000					40,000	Payments related to permitting fees.
Mexico	Government of Mexico	Secretary of Communications and Transport			30,000					30,000	Payments related to state taxes.
Mexico	Government of Mexico	Secretary of Public Security			30,000					30,000	Payments related to safety permits.
Mexico	Government of Mexico	Secretary of Environment and Natural Resources			20,000					20,000	Payments related to environmental permits.
Mexico	Municipality of Chalchihuites				20,000					20,000	Payments related to water rights.
United States of America	State of Nevada	Nevada Department of Motor Vehicles			10,000					10,000	Payments related to vehicle registration fees.
Mexico	Government of Mexico	Treasury of the Federation			10,000					10,000	Payments related to explosive permissions

Additional Notes:	Payments are converted based on an annual average foreign exchange rate of 13.43 MXN to CAD, 0.674 EUR to CAD, 0.642 CHF to CAD and 0.73 USD to CAD. An amendment made to properly reflect payments to community under "Infrastructure Improvement Payments".

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	First Majestic Silver Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E313966
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Santa Elena Silver and Gold Mine	14,780,000	1,460,000	4,160,000					20,400,000
Mexico	San Dimas Silver and Gold Mine	10,670,000	1,720,000	2,850,000				120,000	15,360,000
Mexico	La Parrilla Silver Mine			1,700,000					1,700,000
Mexico	San Martin Silver mine			460,000					460,000
Mexico	La Encantada Silver Mine		430,000	330,000					760,000
Mexico	La Luz Silver Project			160,000					160,00
Mexico	Corporate	770,000		140,000					910,000
Mexico	Del Toro Silver Mine			550,000					550,000
United States of America	Jerritt Canyon Gold Mine	800,000		1,330,000					2,130,000
Switzerland	Corporate	920,000							920,000

Additional Notes[3]:	(a) Taxes relate to income taxes, property taxes and 7.5% mining royalty paid to Servicio de Administracion Tributar
(b) Royalties relate to 0.5% extraordinary mining duty paid to Secretaria de Administracion Tributar
(c) Fees primarily relate to mining concessions paid to Secretaria de Economia; other fees include water rights, mineral claims, energy rights, environmental permits and aerial permits.
(d) All payments are converted based on an annual average foreign exchange rate of 13.43 MXN to CAD, 0.674 EUR to CAD, 0.642 CHF to CAD and 0.73 USD to CAD.
	(e) An amendment made to properly reflect payments to community under "Infrastructure Improvement Payments".